                                                                    EXHIBIT 99.3

                                                               EXECUTION VERSION

PRIVILEGED AND CONFIDENTIAL
PROVIDED AS PART OF SETTLEMENT DISCUSSIONS
SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE
AND ALL BANKRUPTCY AND STATE LAW EQUIVALENTS

                        PLAN SUPPORT AGREEMENT REGARDING
             TRICO MARINE SERVICES, INC., TRICO MARINE ASSETS, INC.,
                        AND TRICO MARINE OPERATORS, INC.

            THIS PLAN SUPPORT AGREEMENT (as the same may be amended, modified, or supplemented from time to time, this "Agreement"), is entered into as of September 8, 2004, by and among (a) Trico Marine Services, Inc., Trico Marine Assets, Inc., and Trico Marine Operators, Inc. (collectively, the "Company" or "Trico"); and (b) the holders (or investment managers or advisers for the beneficial owners) identified on Schedule 1 (the "Supporting Noteholders") of the Trico Marine Services, Inc. $250 million 8 7/8% Senior Notes Due 2012 (the "Senior Notes") (Trico together with the Supporting Noteholders, the "Parties" and each individually, a "Party").

                                    RECITALS

            WHEREAS, Trico has determined in the exercise of its fiduciary duty that it is necessary, appropriate and timely to undertake a restructuring of its debt and equity interests and, to that end, is contemplating a restructuring of its financial obligations (the "Financial Restructuring") through the prosecution of jointly administered chapter 11 cases (collectively, the "Chapter 11 Cases") under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (as amended, the "Bankruptcy Code") which shall be filed in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court");

            WHEREAS, the Supporting Noteholders hold in the aggregate, not less than 66 2/3% of the outstanding principal amount of the Senior Notes;

            WHEREAS, certain of the Supporting Noteholders are members of an ad hoc group of certain holders of the Senior Notes (the "Prepetition Ad Hoc Committee") that has engaged in good faith negotiations with Trico with the objective of reaching an agreement regarding the principal terms of the Financial Restructuring and has reached agreement in principle on the terms and conditions set forth in the Chapter 11 Plan Term Sheet (the "Term Sheet"), a copy of which is attached hereto as Exhibit A;

            WHEREAS, certain of the Supporting Noteholders may agree from time-to-time to enter into one or more confidentiality agreements with Trico for the purposes of forming an ad hoc committee (the "Ad Hoc Committee") to make various decisions pursuant to this Agreement;

            WHEREAS, in order to implement the Financial Restructuring, Trico intends to (i) prepare a disclosure statement that is consistent in all respects with the Term Sheet and

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otherwise in form and substance reasonably satisfactory to the holders of a majority in amount of the Senior Notes (the "Disclosure Statement"), (ii) prepare a plan of reorganization that is consistent in all respects with the Term Sheet and otherwise in form and substance reasonably satisfactory to the holders of a majority in amount of the Senior Notes (the "Plan"), (iii) solicit the requisite votes in favor of the Plan, (iv) commence the Chapter 11 Cases before the Bankruptcy Court, (v) on the date of commencement of the Chapter 11 Cases, submit the Plan and Disclosure Statement for approval of the Bankruptcy Court, and (vi) use reasonable best efforts to have the Disclosure Statement approved and the Plan confirmed by the Bankruptcy Court, in each case, as expeditiously as practicable under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure;

            WHEREAS, each Supporting Noteholder holds or is the legal or beneficial holder of, or the investment manager with discretionary authority with respect to, the aggregate principal amount of Senior Notes set forth below each such Supporting Noteholder's signature attached hereto and, in order to facilitate the implementation of the Financial Restructuring, each of the Supporting Noteholders is prepared to support, to the extent legally possible, on the terms and subject to the conditions of this Agreement and applicable law, if and when solicited to do so in accordance with applicable law, to vote (or, in the case of managed or advised accounts, instruct its custodial agents to vote) to accept the Plan in the Chapter 11 Cases; and

            WHEREAS, Trico desires to obtain the commitment of the Supporting Noteholders to support and vote for the Plan, subject to the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto hereby agrees as follows:

            1. Support of Financial Restructuring. As long as this Agreement has not been terminated pursuant to Section 6 hereof each Supporting Noteholder severally agrees with each other Supporting Noteholder and with the Company that, if the Company proposes the Plan, such Supporting Noteholder (i) will, subject to receipt of a Disclosure Statement prepared pursuant to and satisfying the requirements of chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") applicable to disclosure statements that contains information concerning the Company and such Plan that is in all material respects consistent with the information presently available and contains no information that is materially inconsistent with such presently available information, and further subject to its vote on the Plan being solicited in accordance with the Bankruptcy Code (the "Solicitation Standards"), vote all of its claims against, and equity interests in, the Company, whether now owned or hereafter acquired, to the extent lawfully allowed to vote, to accept such Plan and otherwise support and take all reasonable actions to facilitate, the proposal, solicitation, confirmation, and consummation of such Plan; (ii) will not object to confirmation of, or vote to reject, the Plan or otherwise commence any proceeding to oppose or alter the Plan, the Disclosure Statement in respect of the Plan, the solicitation of its acceptance of the Plan in accordance with the Solicitation Standards or any other reorganization documents containing terms and conditions consistent in all respects with the Term Sheet and this Agreement; (iii) will vote against any restructuring workout or plan of reorganization relating to Trico other than the Plan; and (iv) will not directly or indirectly

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seek, solicit, support, encourage, vote for, consent to, or participate in the negotiation or formulation of (x) any plan of reorganization, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, or restructuring for the Company other than the Plan, (y) any disposition outside of the Plan of all or any substantial portion of the assets of the Company, or (z) any other action that is inconsistent with, or that would delay or obstruct the proposal solicitation, confirmation, or consummation of, the Plan.

            2. Proposal of Plan. The Company (a) represents to each Supporting Noteholder individually that it is their present intention to promptly and diligently (i) initiate the Chapter 11 Cases upon fulfillment of the conditions precedent to the Company's obligations under this Agreement; (ii) prepare and deliver the Plan, the Disclosure Statement in respect of the Plan, and other necessary or appropriate reorganization documents containing terms and conditions consistent with the Term Sheet; (iii) solicit acceptances of the Plan by means of the Disclosure Statement in accordance with the Solicitation Standards; and (iv) achieve the confirmation and consummation of such Plan; and
(b) agree, as long as this Agreement has not been terminated pursuant to Section 6 hereof, to use their reasonable best efforts, subject to their fiduciary duty to equityholders and creditors, to promptly and diligently carry out, and oppose any efforts to prevent, the actions described in section (a) of this sentence.

            3. No Solicitation. Notwithstanding any other provision of this Agreement, nothing in this Agreement is intended to be or constitute, and nothing in this Agreement shall be deemed to be or constitute, a solicitation of any vote or any agreement to vote for any plan of reorganization.

            4. Restrictions on Transfer. As long as this Agreement has not been terminated pursuant to Section 6 hereof and the confirmation and effective date of the Plan have not occurred, no Supporting Noteholder may, directly or indirectly, sell, assign, transfer, hypothecate, grant any option or right to acquire, or otherwise dispose of (each, a "Transfer") all or any portion of any claim against or equity interest in the Company or any interest therein, unless the purchaser, assignee, or transferee (the "Transferee") agrees in writing in the form attached hereto as Exhibit B (such writing a "Transferee Acknowledgement") at the time of such Transfer to be bound by all of the terms of this Agreement in its entirety, without revisions, as a Party hereto, including without limitation Section 1 hereof. Upon execution of the Transferee Acknowledgement, the Transferee shall be deemed to be a Supporting Noteholder. Any Transfer not effected in accordance with the foregoing shall be deemed void ab initio. In the event of a Transfer, the transferor shall, within three business days after such Transfer, provide notice of such transfer to Trico Marine Services, Inc., together with a copy of the Transferee Acknowledgement and, if the transferor has transferred all of its claims subject to this Agreement, then such transferor shall automatically be released from any further obligations hereunder.

            5. Further Acquisition of Senior Notes and Claims. This Agreement shall in no way be construed to preclude any Supporting Noteholder from acquiring additional Senior Notes. However, any such Senior Notes so acquired shall automatically be deemed to be subject to all of the terms of this Agreement.

            6. Termination. Upon the occurrence of any of the following events or conditions:

                  (i) the final terms of the Plan have not been agreed to by the Parties by October 11, 2004;

                  (ii) the solicitation pursuant to the Disclosure Statement and Plan has not commenced on or before November 12, 2004 (the "Solicitation Date");

                  (iii) an order confirming the Plan shall not have been entered by the Bankruptcy Court on or before May 4, 2005;

                  (iv) the Company shall file with the Bankruptcy Court a plan of reorganization on terms and conditions not materially different from, or a disclosure statement not materially inconsistent with, the Term Sheet or otherwise in form and substance not reasonably satisfactory to all of the Supporting Noteholders;

                  (v) the Company shall file with the Bankruptcy Court a plan of reorganization on terms and conditions materially different from, or a disclosure statement materially inconsistent with, the Term Sheet or otherwise in form and substance not reasonably satisfactory to all of the Supporting Noteholders;

                  (vi) once filed, and prior to the confirmation of the Plan, any or all of the Chapter 11 Cases shall have been converted to a case or cases under chapter 7, to one or more liquidating chapter 11 cases, or dismissed;

                  (vii) an examiner is appointed pursuant to section 1104(c)(1) of the Bankruptcy Code with expanded powers to run the business of the Company, or such examiner makes a finding of fraud, dishonesty, or misconduct by any officer or director of Trico, or a trustee under chapter 7 or chapter 11 of the Bankruptcy Code is appointed for the Company in any of the Chapter 11 Cases;

                  (viii) there shall have occurred any material breach of this Agreement by the Company or any representation or warranty made by the Company in this Agreement shall be incorrect in any material respect;

                  (ix) any court shall enter a final nonappealable judgment or order declaring this Agreement to be unenforceable;

                  (x) the Company shall withdraw the Plan or publicly announce its intention not to support the Plan;

                  (xi) the Company has failed to satisfy the conditions precedent specified in the side letter dated September 8, 2004 by the Solicitation Date,

then:

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all obligations of the Parties under this Agreement shall automatically terminate and be of no further force or effect; provided, however, that upon the occurrence of the event described in clause (v) such termination shall only occur five (5) days after the filing of the Plan or Disclosure Statement, and provided such event has not been waived by all of the Supporting Noteholders; and provided, further, that upon the occurrence of the event described in clause
(iv) such termination shall only occur ten (10) days after the filing of the Plan or Disclosure Statement, and provided such event has not been waived by two-thirds in amount of the Ad Hoc Committee members, or if no Ad Hoc Committee then exists, two-thirds in amount of the Supporting Noteholders. No Party shall have the right to terminate this Agreement upon the occurrence of any of the events and conditions described in clause (i), (ii), (iii), (viii) or (xi) unless such Party has first given written notice thereof to each of the other Parties hereto specifically identifying the basis upon which such Party is exercising its right to terminate, and the event or condition giving rise to such right is not cured within ten (10) days of such written notice; and, provided, further, that such event or condition shall be deemed cured if the applicable requirement contained in such clause is satisfied within such ten
(10) day period regardless of any date specified in such claims. For the avoidance of doubt, only a majority in amount of the Ad Hoc Committee members, or if no Ad Hoc Committee then exists, a majority in amount of the Supporting Noteholders shall have the right to terminate this Agreement under clauses (ii),
(iii), (viii) or (xi) referenced above. During the period following the commencement of the Chapter 11 Cases but prior to the scheduling, by the Bankruptcy Court, of the confirmation hearing, enforcement of this Agreement as to the Company shall be limited by applicable bankruptcy law. Termination in accordance with this paragraph shall not affect any Party's remedies as a result of any breach by any other Party. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement shall terminate on May 4, 2005.

            7. Conditions to Effectiveness of this Agreement. This Agreement shall not become effective until such time as each of the following conditions have been satisfied:

                  (a) The receipt by Trico of the authorized signatures to this Agreement by at least two Supporting Noteholders holding, in the aggregate, not less than 66 2/3% of the outstanding principal amount of the Senior Notes; and

                  (b) Execution of this Agreement by the Company.

            8. Public Disclosures. Prior to the issuance of any public disclosures regarding the Financial Restructuring, Trico shall consult with the Ad Hoc Committee, or if no such Ad Hoc Committee then exists, the Supporting Noteholders (or so many of the Supporting Noteholders that are willing to receive restricted information at such time), as to the form and substance of such public disclosures, provided that at all times the Company shall be solely responsible for each public disclosure made by it. Without limiting the generality of the foregoing, unless required by lawful subpoena issued by a court of competent jurisdiction, Trico shall not, and shall cause each of its direct and indirect subsidiaries not to, disclose (i) any Supporting Noteholder's identity or (ii) the amount of such holder's holdings of Senior Notes, without the prior written consent of such Supporting Noteholder in each case; and, if such announcement or disclosure is so required, Trico shall afford the Supporting Noteholders a reasonable opportunity to review and comment upon any such announcement or disclosure prior to the applicable announcement or disclosure.

            9. Fiduciary Duties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall require Trico or any directors or officers of Trico (in such person's capacity as a director or officer of Trico) to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law. Nothing herein will limit or affect, or give rise to any liability, to the extent required for the discharge of the fiduciary obligations described in this
Section 9.

            10. Impact of Appointment to Creditors' Committee. Trico agrees to use its reasonable best efforts, if requested by any Supporting Noteholder, to support such Supporting Noteholder's appointment to any official unsecured creditors' committee ("Creditors' Committee") formed pursuant to 11 U.S.C.
Section 1102 in the Chapter 11 Cases. Notwithstanding anything herein to the contrary, if any Supporting Noteholder is appointed to and serves on the Creditors' Committee in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit such Supporting Noteholder's exercise (in its sole discretion) of its fiduciary duties to any person arising from its service on such Creditors' Committee, and any such exercise (in the sole discretion of such Supporting Noteholder) of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

            11. Notices. All notices, requests, elections, and demands under or in connection with this Agreement shall be in writing and shall be delivered by hand, sent by recognized overnight courier, or sent by facsimile or similar electronic means to the Party as set forth under its signature hereto, or to such other address or facsimile number as such Party shall provide to all other Parties hereto in writing, and shall be deemed sent or given hereunder, in the case of personal delivery or delivery by recognized overnight courier, on the date of actual delivery, and in the case of transmission by facsimile or similar electronic means, on the date of actual transmission.

            12. Entire Agreement; Modification; Waiver. This Agreement and the Plan (the provisions of which are incorporated herein) constitute the entire agreement among the Parties as to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, warranties, and understandings of the Parties, whether oral, written, or implied, as to the subject matter hereof. Notwithstanding anything to the contrary herein, no supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all Parties. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

            13. No Third-Party Beneficiaries. Nothing contained in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any Party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any Party to this Agreement.

            14. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, each Party hereto and their respective legal representatives, successors, and assigns.

            15. Further Documents. Each Party hereto agrees to execute any and all documents, and to do and perform any and all acts and things, reasonably necessary or proper to effectuate or further evidence the terms and provisions of this Agreement and agrees to negotiate in good faith the definitive documents relating to this Agreement and the Plan, provided that this shall not require Supporting Noteholders to incur any costs, fees or expenses unless paid (or reimbursed) by the Company.

            16. Representations and Warranties:

            (a) Representations and Warranties of the Supporting Noteholders. Each Supporting Noteholder hereto severally and not jointly, as to itself only, represents and warrants to each of the Parties hereto that, as of the date of this Agreement, it is the legal or beneficial holder of, or the investment manager with discretionary authority with respect to, the principal amount of Senior Notes set forth below its name on the signature page hereto.

            (b) Representations and Warranties of Trico. Each of the Trico entities represents and warrants to each of the Supporting Noteholders that the following statements are true, correct, and complete as of the date hereof:

                  (i) Trico has due authority to enter into, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement; and

                  (ii) There are no actions, suits, claims, proceedings or, to its knowledge, investigations pending or, to its knowledge, threatened against any of the Trico entities or any of its current or former directors or officers that would give rise to a claim for indemnification against any of the Trico entities by any of such directors or officers under applicable law or the certificate of incorporation and/or by-laws of any of the Trico entities, except as set forth on Schedule 16(b)(ii); and

                  (iii) The information provided by Trico to the Supporting Noteholders in connection with the Financial Restructuring did not, when provided, contain any untrue statement of a material fact nor did it fail to state any fact necessary in order to make such information not materially misleading.

            (c) Representations and Warranties of Trico and the Supporting Noteholders. Each of the Parties, hereto severally and not jointly, and as to itself only, represents and warrants to the other Parties that the following statements, as applicable to it, are true, correct and complete as of the date hereof:

                  (i) The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or similar action on its part, subject, in the case of performance by the Company, to required Bankruptcy Court approvals related to the solicitation, confirmation, and consummation of the Plan, and that the person executing this Agreement on behalf of such Party has been duly-authorized to execute this Agreement on behalf of and bind such Party;

                  (ii) This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, subject in the case of the Company, to required Bankruptcy Court approvals related to the solicitation, confirmation, and consummation of the Plan;

                  (iii) Subject in the case of the Company to required Bankruptcy Court approvals related to the solicitation, confirmation, and consummation of a Plan, the execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its affiliates or its certificate of incorporation or bylaws, (ii) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its affiliates is a party or under its certificate of incorporation or bylaws, or (iii) require the consent of any third party which has not been obtained.

                  (iv) It has entered into this Agreement after receiving the advice of counsel regarding the matters contemplated hereby.

            (d) Except as expressly set forth in this Agreement, none of the Parties hereto makes any representation or warranty, written or oral, express or implied.

            17. Severability. If any portion of this Agreement shall be held to be invalid or unenforceable, then that portion shall be deemed modified (only to the extent necessary and in a manner consistent with the remainder of this Agreement) so as to be valid and enforceable, or if such modification is not reasonably feasible, shall be deemed to have been severed out of this Agreement, and the Parties acknowledge that the balance of this Agreement shall in any event be valid and enforceable unless the effect shall be to materially alter the terms and conditions of this Agreement.

            18. Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

            19. Specific Performance. This Agreement, including without limitation the Parties' agreement herein to support the Plan and to facilitate its confirmation, is intended as a binding commitment enforceable in accordance with its terms. It is understood and agreed by each of the Parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

            20. Interpretation. This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

            21. Consideration. It is hereby acknowledged by the Parties that no payment or additional consideration shall be due or paid to the Supporting Noteholders for their agreement to vote in accordance with and otherwise comply with the terms and conditions of this Agreement other than the obligations of the other Parties hereunder.

            22. Rule of Interpretation. Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include (i) votes or voting on a plan of reorganization under the Bankruptcy Code and (ii) all means of expressing agreement with, or rejection of, as the case may be, a restructuring or reorganization transaction that is not implemented under the Bankruptcy Code.

            23. Counterparts; Fax Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart.

            24. Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state.

            25. Jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereto irrevocably and unconditionally agrees that any legal action, suit, or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement (including specific performance) of any judgment rendered in any such action, suit or proceeding, shall be brought in the Bankruptcy Court or prior to the commencement of the Chapter 11 Cases, in the federal district court or appropriate state court located within the State of New York. By its execution and delivery of this Agreement, each of the Parties hereto irrevocably accepts and submits itself to the jurisdiction of the Bankruptcy Court and the federal and state courts located within the State of New York for such purposes and agrees that any such legal action, suit, or proceeding shall constitute a core proceeding within the meaning of 28 U.S.C. section 157(b)(2).

            26. Expenses.

            (a) In any action or proceeding brought by a Party hereto against any other Party hereto to enforce any provision of this Agreement, or to seek damages for a breach of any provision hereof, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the other party in addition to any other available remedy.

            (b) The Company shall pay or procure the payment of, before the commencement of the Chapter 11 Cases, all prepetition fees and expenses of the Supporting Noteholders, the Prepetition Ad Hoc Committee, Ad Hoc Committee and the Indenture Trustee for the Senior Notes (the "Indenture Trustee") and of their respective legal and financial advisors relating to the Financial Restructuring, outstanding at the time of such commencement and to undertake in the Plan to pay, or procure the payment of, upon the consummation of the Plan all postpetition fees and expenses of the Supporting Noteholders, the Prepetition Ad Hoc Committee, Ad Hoc Committee and the Indenture Trustee and of their respective legal and financial advisors relating to the Chapter 11 Cases. For the avoidance of doubt, nothing in this Section 26(b) shall require the Company to pay the fees and expenses of any advisor retained by a Supporting Noteholder who is not also an advisor to the Prepetition Ad Hoc Committee and/or the Ad Hoc Committee.

            27. Effectiveness of the Agreement. This Agreement shall be effective on the date it has been signed by each of the Supporting Noteholders and each of the Trico entities. With respect to any Party who becomes a Party hereto after the date hereof, including Transferees pursuant to Section 4 hereof, this Agreement shall be effective as of the date such signatory executes and delivers this Agreement.

            IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officers as of the date first written above.

                                          TRICO MARINE SERVICES, INC.
                                          TRICO MARINE ASSETS, INC.
                                          TRICO MARINE OPERATORS, INC.

                                          By: ________________________________
                                          Name:
                                          Title:

                                          Address:
                                          Phone:
                                          Facsimile:

                                   SCHEDULE 1
                             SUPPORTING NOTEHOLDERS

1.    AIG Global Investment Corp., as Investment Adviser

2.    Barclays Bank PLC

3.    Cargill Financial Services International, Inc.

4.    Dalton Investments

5.    Merrill Lynch Bond Fund, Inc. - High Income Portfolio

6.    Merrill Lynch Global Investment Series: Income Strategies Portfolio

7.    Master U.S. High Yield Trust

8.    Corporate High Yield Fund, Inc.

9.    Corporate High Yield Fund III, Inc.

10.   Corporate High Yield Fund V, Inc.

11.   Corporate High Yield Fund VI, Inc.

12.   Debt Strategies Fund, Inc.

13.   Floating Rate Income Strategies Fund, Inc.

14.   Merrill Lynch International Investment Funds - U.S. High Yield Bond Fund

15.   Merrill Lynch World Income Fund, Inc.

16.   Moore Credit Fund, Ltd.

17.   Scoggin Capital Management, L.P.

                               SCHEDULE 16(b)(ii)

            LEIF WEITZMAN V. TRICO MARINE SERVICES, INC., THOMAS E. FAIRLEY, AND RONALD O. PALMER, Civil Action No. 04-1565, was filed in the United States District Court for the Eastern District of Louisiana alleging violations of Sections 10(b) and 20(a) of the Securities Act of 1934 against the Company, its Chief Executive OfficeR and former Chairman of the Board. Plaintiff seeks to certify a class consisting of purchasers of the Company's common stock from May 6, 2003 through May 10, 2004, and requests an unspecified amount of compensatory damages, interest and costs.

                                   EXHIBIT A

                                   TERM SHEET

                                   EXHIBIT B

                           TRANSFEREE ACKNOWLEDGMENT

                                                                       EXHIBIT B

                 [TO BE INSERTED INTO LETTERHEAD OF TRANSFEROR]

_____________________ ___, 2004

_________________________ (the "Transferee")

Re: Transferee Acknowledgment

Ladies and Gentlemen:

This letter (this "Letter") is in reference to paragraph 4 of that certain Plan Support Agreement (the "PSA") entered into as of September 8, 2004, among Trico Marine Services, Inc., Trico Marine Assets, Inc., and Trico Marine Operators, Inc. (collectively, the "Company" or "Trico") and the Supporting Noteholders. All capitalized terms used but not defined herein have the meanings given to them in the PSA.

Paragraph 4 of the PSA provides, in relevant part, as follows:

      As long as this Agreement has not been terminated pursuant to Section 6 hereof and the confirmation and effective date of the Plan have not occurred, no Supporting Noteholder may, directly or indirectly sell, assign, transfer, hypothecate, grant any option or right to acquire, or otherwise dispose of (each, a "Transfer") all or any portion of any claim against or equity interest in the Company or any interest therein, unless the purchaser, assignee, or transferee (the "Transferee") agrees in writing in the form attached hereto as Exhibit B (such writing a "Transferee Acknowledgment") at the time of such Transfer to be bound by all of the terms of this Agreement in its entirety, without revisions, as a Party hereto, including without limitation Section 1 hereof. Upon execution of the Transferee Acknowledgment, the Transferee shall be deemed to be a Supporting Noteholder. Any Transfer not effected in accordance with the foregoing shall be deemed void ab initio. In the event of a Transfer, the transferor shall, within three business days after such Transfer, provide notice of such transfer to Trico Marine Services, Inc., together with a copy of the Transferee Acknowledgment and, if the transferor has transferred all of its claims subject to this Agreement, then such transferor shall automatically be released from any further obligations hereunder.

As of ____________ ___, 2004, we, the undersigned have agreed to Transfer the following principal amount of Senior Notes to the countersigning party, as
Transferee:

     ISSUANCE                   ISSUE AMOUNT           MATURITY                  PRINCIPAL AMOUNT TRANSFERRED
------------------              ------------         ------------                ----------------------------
8.875% Senior Notes             $250 million         May 15, 2012                $___________________________

By your countersignature in the space provided below, you, as Transferee, represent and warrant that you have received the PSA (attached as Exhibit A) and the Term Sheet (attached hereto as Exhibit B).

Please indicate your agreement to be bound by (a) the PSA as a Supporting Noteholder and (b) the terms and conditions of this Letter, in each case in their entirety without revisions (including with respect to any and all claims or interests you already may hold against or in Trico prior to the Transfer of the interests described above), by countersigning below and returning a copy of this Letter to the Transferor. This Letter may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Letter. Delivery of an executed signature page of this Letter by facsimile shall be effective as delivery of a manually executed signature page of this Letter. Upon receipt of your countersignature to this Letter, which is a precondition to any Transfer of the interests described above, this Letter shall be provided to Trico Marine Services, Inc. pursuant to paragraph 4 of the PSA.

Very truly yours,

[INSERT NAME OF TRANSFEROR]

ACCEPTED AND AGREED

[INSERT NAME OF TRANSFEREE]

                                    Exhibit A

                             Plan Support Agreement

                                    Exhibit B

                                   Term Sheet

EXHIBIT A TO PLAN SUPPORT AGREEMENT
FINAL DRAFT                                                         Confidential

                                                               September 8, 2004

                           TRICO MARINE SERVICES, INC.
                      DRAFT PROPOSED TERMS OF RESTRUCTURING

This term sheet, proposed by Trico Marine Services, Inc. ("TMAR"), sets forth a brief summary of the principal terms of a proposed restructuring (the "Restructuring") of the $250 million 8-7/8% Senior Notes due 2012 (the "Senior Notes") issued by TMAR. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Indenture dated as of May 31, 2002 among TMAR, the Guarantors (as defined therein), and JPMorgan Chase Bank as Trustee. As used herein, TMAR, the Guarantors, and all domestic remaining subsidiaries of TMAR are referred to as "Trico." This term sheet does not represent a commitment, obligation or understanding on the part of Trico, the holders of the Senior Notes (the "Senior Noteholders"), or the Trustee to, as applicable, (a) amend, waive or otherwise modify (including without limitation by way of restructuring, refinancing, termination, cancellation or exchange) any agreement, including without limitation the Senior Notes, or any term or provision thereof or of any agreement, instrument or document related thereto,
(b) forbear from exercising remedies with respect thereto, (c) agree with, admit or concede the validity or enforceability of any claim by the Senior Noteholders or (d) take action, or refrain from taking action, with respect to the foregoing. No party shall be so obligated unless and until all internal credit, board and other necessary approvals, as applicable, are sought and obtained, all definitive documentation is negotiated and executed and all conditions precedent are satisfied or waived.

The terms discussed herein are an integrated offer, are not divisible except as described herein, and are subject to the terms and conditions hereof. This term sheet is provided in confidence and may be distributed only with the express written consent of TMAR and counsel to the Ad Hoc Committee of Senior Noteholders (the "Ad Hoc Committee"). Certain elements of the proposal concerning the implementation of the Restructuring may be modified as a consequence of the parties' tax review. This term sheet does not include a description of all of the terms, conditions and other provisions that are to be contained in the definitive documentation governing such matters, which remain subject to discussion and negotiation to the extent not inconsistent with the specific matters set forth herein. This term sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions, and is intended to be entitled to the protections of rule 408 of the Federal Rules of Evidence and any other applicable statutes or doctrines protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions.

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OF TRICO OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN OF REORGANIZATION. SUCH OFFER OR SOLICITATION WILL ONLY BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

TRICO MARINE SERVICES, INC.
FINAL DRAFT                                                         Confidential

I.      COMPANIES AFFECTED:                       The Restructuring will impact TMAR, Trico Marine Assets, Inc.
                                                  ("TMA") and Trico Marine Operators, Inc. ("TMO").

II.     BEAR STEARNS CREDIT FACILITY:             Except as otherwise provided herein, all of the respective obligations of TMAR, TMO and TMA pursuant to the Bear Stearns
                                                  Credit Facility will be unimpaired and/or reinstated in full.
                                                  Depending on the form of Restructuring, certain consents,
                                                  waivers, amendments or modifications may be required from a requisite number of lenders under the Bear Stearns Credit
                                                  Facility.

III.    NOK 150 MILLION TERM LOAN                 Except as otherwise provided herein, the NOK 150 Million Term
                                                  Loan will be unimpaired/unaffected by the Restructuring.
                                                  Depending on the form of Restructuring, certain consents,
                                                  waivers, amendments or modifications may be required from a requisite number of lenders under the NOK 150 Million Term Loan.

IV.     NOK 800 MILLION REVOLVING FACILITY        The NOK 800 Million Revolving Facility will be
                                                  unimpaired/unaffected by the Restructuring.  Depending on the form of Restructuring, certain consents, waivers, amendments or modifications may be required from a requisite number of
                                                  lenders under the NOK 800 Million Revolving Facility.

V.      GECC MASTER BAREBOAT CHARTER              All of the respective obligations of TMAR, TMO and TMA pursuant to the GECC Master Bareboat Charter Agreement will be
                                                  unimpaired and/or reinstated in full. Depending on the form of
                                                  Restructuring, certain consents, waivers, amendments or
                                                  modifications may be required from GECC.

VI.     MARAD 2006 NOTES                          All of the respective obligations of TMAR, TMO and TMA pursuant to the MARAD 2006 Notes Indenture and related documentation will be unimpaired and/or reinstated in full. Depending on the form of Restructuring, certain consents, waivers, amendments or modifications may be required from MARAD.

TRICO MARINE SERVICES, INC.
FINAL DRAFT                                                         Confidential

VII.    MARAD 2014 NOTES                         All of the respective obligations of TMAR, TMO and TMA pursuant to the MARAD 2014 Notes Indenture and related documentation will be unimpaired and/or reinstated in full. Depending on the form of Restructuring, certain consents, waivers, amendments or modifications may be required from MARAD.

VIII.  TRADE CREDIT AND OTHER GENERAL            Claims not to exceed an amount to be agreed between TMAR and
       UNSECURED CLAIMS:                         Houlihan in the aggregate resulting from all credit extended to
                                                 TMAR and its subsidiaries by its vendors and suppliers,
                                                 including operating leases, will be unimpaired and/or assumed in full.  Other general unsecured claims against  TMAR and its subsidiaries not to exceed an amount to be agreed between TMAR and Houlihan in the aggregate will be unimpaired and will be paid in the ordinary course of business.

IX.    FEDERAL, STATE AND LOCAL TAX              The claims of Federal, State and Local taxing authorities
       CLAIMS:                                   against TMAR and its subsidiaries not to exceed an amount to be agreed between TMAR and Houlihan in the aggregate shall be paid in full in cash when due or as permitted by section 1129(a)(9)
                                                 of the Bankruptcy Code.

X.      OTHER PRIORITY CLAIMS:                   Other priority claims against TMAR and its subsidiaries not to exceed an amount to be agreed between TMAR and Houlihan in the aggregate shall be paid in full in cash upon consummation of the Restructuring, or upon such other terms as TMAR and the beneficiary of such payment may agree.

TRICO MARINE SERVICES, INC.
FINAL DRAFT                                                         Confidential

XI.     SENIOR NOTE CLAIMS:                      On the effective date of the relevant plan of reorganization
                                                 (the "Effective Date"), all of the Senior Notes shall be
                                                 cancelled and in exchange therefore, each Senior Noteholder shall receive a pro rata portion of newly authorized and issued
                                                 TMAR common stock (the "New TMAR Stock") representing 100% of the  common stock ownership of TMAR as of the Effective Date.
                                                 All New TMAR Stock allocations to the Senior Noteholders are subject to dilution from the exercise of (i) options on the re-capitalized equity to be reserved for distribution pursuant to the TMAR LTIP, as described below and (ii) the warrants to be provided to the existing holders of equity interests in
                                                 TMAR.  TMAR will take all reasonably necessary actions to
                                                 permit the New TMAR Stock to be traded on at least the NASDAQ
                                                 OTC Bulletin Board market.  Following the Effective Date, TMAR will use its reasonable best efforts to obtain listing of the
                                                 New TMAR Stock on the NASDAQ Small Cap Market.  On the
                                                 Effective Date, TMAR will enter into a Registration Rights
                                                 Agreement in form, scope and substance reasonably satisfactory to the Ad Hoc Committee providing the Senior Noteholders with customary demand and piggy-back registration rights with
                                                 respect to the New TMAR Stock.

TRICO MARINE SERVICES, INC.
FINAL DRAFT                                                         Confidential

XII.    EQUITY SECURITY HOLDERS:                 If the holders of existing TMAR common stock as a class approve the plan of reorganization described in this Term Sheet, then in exchange for the TMAR common stock that they presently hold, holders of existing TMAR common stock will receive (i)
                                                 warrants,  exercisable for a period of five years after the
                                                 Effective Date for 5% of the pro forma common equity of
                                                 reorganized TMAR (subject to dilution from the exercise of options on the re-capitalized equity to be reserved for
                                                 distribution pursuant to the TMAR LTIP, as described below), with a per share exercise price calculated on the basis of the value of TMAR's equity being $187.5 million; and (ii)
                                                 warrants,  exercisable for a period of three years after the
                                                 Effective Date for 5% of the pro forma common equity of
                                                 reorganized TMAR (subject to dilution from the exercise of options on the re-capitalized equity to be reserved for
                                                 distribution pursuant to the TMAR LTIP, as described below), with an exercise price calculated on the basis of TMAR's equity being $250 million.

                                                 For the avoidance of doubt, the pro forma ownership of New TMAR Stock assuming the grant and exercise of all options under the LTIP and the exercise of all warrants shall be: former Senior Noteholders - 83.25%;
                                                 LTIP option grantees - 7.5%; warrantholders - 9.25%.

XIII.   SECTION 510(b) CLAIMS                    All securities litigation claims and other claims that come within the scope of section 510(b) of the Bankruptcy Code shall be treated in accordance therewith.

XIV.    TAX STRUCTURE:                           PwC, K&E, Lazard, and Trico are reviewing tax issues and potential tax structures and will consult with counsel to the Ad Hoc Committee on tax issues and tax structures.

TRICO MARINE SERVICES, INC.
FINAL DRAFT                                                         Confidential

XV.     MANAGEMENT INCENTIVE:                    On the Effective Date, a new long-term stock incentive program
                                                 (the "TMAR LTIP") will be approved and implemented.  The TMAR
                                                 LTIP will provide options to purchase up to 7.5% of the New
                                                 TMAR Stock, on a fully diluted basis.  The options shall be granted in accordance with the allocations set forth on Exhibit
                                                 A, attached hereto, and incorporated herein by reference, and shall be subject to the vesting schedule also set forth on
                                                 Exhibit A.  All options will be exercisable for a period of seven years after issuance.  The per share exercise price of all options granted at the Effective Date will be the per share value of the New TMAR Stock at the Effective Date.

XVI.    CORPORATE GOVERNANCE:                    As of the Effective Date, TMAR shall have a seven person Board of Directors consisting of TMAR's current Chairman and its chief executive officer, and five nominees of the Senior
                                                 Noteholders selected by a majority in amount of those Senior
                                                 Noteholders willing to go restricted at the appropriate time for the purpose of selecting such five nominees, or, failing such restricted Senior Noteholders, a majority in amount of the
                                                 Senior Noteholders.

                                                 On the Effective Date, TMAR will implement revised Bylaws and
                                                 Certificate of Incorporation which shall be in form, scope and substance satisfactory to the Ad Hoc Committee.

XVII.   EXIT FACILITY:                           Trico will seek an exit facility to ensure adequate liquidity for the operation of its businesses and will consult with the Ad Hoc Committee in connection with obtaining and implementing such exit facility.

XVIII.  RELEASES:                                The plan of reorganization shall include a full discharge and release of liability in favor of (a) TMAR and each of its
                                                 subsidiaries, (b) the Senior Noteholders, and (c) each of their respective principals, employees, agents, officers, directors, and professionals from: (i) any and all claims and causes of action arising prior to the Effective Date and (ii) any and all claims arising from the actions taken or not taken in good faith in connection with the Restructuring.

TRICO MARINE SERVICES, INC.
FINAL DRAFT                                                         Confidential

XIX.    CONDITIONS:                              The Restructuring proposal set forth herein shall be subject to, among other things:

                                                    i.   the receipt of all required legal and regulatory approvals;

                                                    ii.  the approval of the Board of Directors of the TMAR, TMA and TMO;

                                                    iii. fulfillment of the conditions precedent specified in the side letter dated September 8, 2004, between TMAR and the Ad Hoc Committee concerning required amendments to the credit facilities and exit financing;

                                                     iv. the negotiation and execution of definitive documentation reasonably acceptable to the signatories of the supporting agreements for the
                                                         Restructuring.

TRICO MARINE SERVICES, INC.
FINAL DRAFT                                                         Confidential

XX.  PLAN SUPPORT AGREEMENT:                          Upon agreement between Trico and the Senior
                                                      Noteholders regarding the terms of the Restructuring,
                                                      Trico and a majority of the Senior Noteholders will
                                                      enter into one or more formal agreements (the "Plan
                                                      Support Agreements"). The signatories to the Plan
                                                      Support Agreements, would among other things, support
                                                      the Restructuring, and (a) subject to receipt of an
                                                      approved disclosure statement satisfying the
                                                      requirements the Bankruptcy Code applicable to
                                                      disclosure statements that contains information
                                                      concerning Trico and a Plan that conforms with the
                                                      terms of the Restructuring (the "Plan"), vote all of
                                                      its claims against, and equity interests in, TMAR,
                                                      TMA and TMO to accept such Plan and otherwise support
                                                      and take all reasonable actions to facilitate, the
                                                      proposal, solicitation, confirmation, and
                                                      consummation of such Plan; (b) not object to
                                                      confirmation of, or vote to reject, the Plan or
                                                      otherwise commence any proceeding to oppose or alter
                                                      the Plan, the disclosure statement in respect of the
                                                      Plan, the solicitation of its acceptance of the Plan
                                                      or any other reorganization documents containing
                                                      terms and conditions consistent in all material
                                                      respects with the Term Sheet; (c) vote against any
                                                      restructuring workout or plan of reorganization
                                                      relating to Trico other than the Plan; and (d) not
                                                      directly or indirectly seek, solicit, support,
                                                      encourage, vote for, consent to, or participate in
                                                      the negotiation or formulation of (x) any plan of
                                                      reorganization, proposal, offer, dissolution, winding
                                                      up, liquidation, reorganization, merger, or
                                                      restructuring for any of Trico other than the Plan,
                                                      (y) any disposition outside of the Plan of all or any
                                                      substantial portion of the assets of Trico or any of
                                                      its subsidiaries, or (z) any other action that is
                                                      inconsistent with, or that would delay or obstruct
                                                      the proposal solicitation, confirmation, or
                                                      consummation of, the Plan. The signatories to the
                                                      Plan Support Agreement would, among other things,
                                                      support the Plan and the Restructuring and in the
                                                      event that any signatory sells, assigns or otherwise
                                                      conveys its claims (a "Sale Transaction"), it would
                                                      condition said Sale Transaction upon the transferee's
                                                      assumption of the Plan Support Agreement.

TRICO MARINE SERVICES, INC.
FINAL DRAFT                                                         Confidential

XXI. PLAN SUPPORT AGREEMENT:                          It shall be a condition precedent to Trico taking
                                                      action to implement the Restructuring that the
                                                      holders of a minimum of 66 2/3% of the currently
                                                      outstanding Senior Notes have each executed and
                                                      delivered to Trico Plan Support Agreements.

XXII. IMPLEMENTATION                                  The Restructuring will be effectuated through a mutually
                                                      acceptable pre-packaged or pre-arranged Chapter 11 plan of reorganization of Trico, the Guarantors, and, only to the
                                                      extent necessary, certain or all of Trico's remaining domestic subsidiaries. The definitive documentation shall be in form and substance reasonably satisfactory to Trico and the Ad Hoc
                                                      Committee and may not contain terms which vary materially from the terms described herein. For the avoidance of doubt, none of
                                                      Trico's foreign subsidiaries or affiliates shall be subject to any Chapter 11 filing, bankruptcy proceeding or any other
                                                      similar reorganization or insolvency proceeding existing under the laws of the jurisdiction of its organization or principle place of business.

XXIII.  FEES AND EXPENSES                             In addition to paying the expenses of its own legal and
                                                      financial advisors, Trico will continue to pay the reasonable fees and expenses of Bingham McCutchen LLP and Houlihan Lokey
                                                      Howard & Zukin through the Effective Date, in accordance with the terms of the existing fee agreements.  Trico also agrees to pay the reasonable fees and expenses of local counsel (if
                                                      required) to the Ad Hoc Committee through the Effective Date.